Exhibit 99.1

OPIANT PHARMACEUTICALS, INC. ANNOUNCES the appointment of Dr. phil skolnick as chief scientific officer

SANTA MONICA, Calif., Feb. 06, 2017 (GLOBE NEWSWIRE) – Opiant Pharmaceuticals, Inc. (“Opiant”) (OTCQB: OPNT), a specialty pharmaceutical company developing pharmacological treatments for substance use, addictive and eating disorders, today announced the appointment of Phil Skolnick, Ph.D., D.Sc. (hon.) as Chief Scientific Officer, effective immediately. In his new position, Dr. Skolnick will lead Opiant’s research and development activities.

“I am delighted to welcome Dr. Skolnick to the Opiant team, and look forward to his contributions as we advance development of our pipeline of novel substance abuse treatments,” said Roger Crystal, M.D., Chief Executive Officer of Opiant. “His expertise in the discovery and development of therapeutics to treat neuropsychiatric disorders, coupled with his background in academia, the pharmaceutical sector, and the NIH makes him uniquely qualified to assume this important role.”

“I am honored to have the opportunity to lead Opiant’s talented R&D team and help fulfill the Company’s mission of introducing new treatment options to combat addictions,” said Dr. Skolnick. “I am eager to guide the preclinical and clinical development of the Company’s promising pipeline with the goal of bringing new treatments to the people who need them.”

Dr. Skolnick joins Opiant from the National Institute of Health, where he served as Director of the Division of Therapeutics and Medical Consequences, National Institute of Drug Abuse, since 2010. Prior to joining the NIH, he served as President and Chief Scientific Officer of DOV Pharmaceutical, Inc., and, prior to that, Research Fellow in Neuroscience at Lilly Research Laboratories (LRL), a division of Eli Lilly & Co. Before joining Lilly, Dr. Skolnick served as Chief, Laboratory of Neuroscience at the NIH.

Dr. Skolnick earned his Ph.D. from The George Washington University, School of Medicine,Department of Pharmacology and has twice been awarded the D.Sc. honoris causa.

About Opiant Pharmaceuticals, Inc.

Opiant Pharmaceuticals, Inc., is a specialty pharmaceutical company developing pharmacological treatments for substance use, addictive and eating disorders. Over 45 million people in the U.S. have one of these disorders. The National Institute on Drug Abuse (NIDA), a division of the National Institutes of Health (NIH), describes these disorders as chronic relapsing brain diseases which burden society at both the individual and community levels. With its innovative opioid antagonist nasal delivery technology, Opiant is positioned to become a leader in these treatment markets. Its first product, NARCAN® Nasal Spray, is approved for marketing in the U.S. and Canada by the company’s partner, Adapt Pharma Limited. For more information please visit: www.opiant.com.

Forward-Looking Statements

This press release contains forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors. These and other factors may cause our actual results to differ materially from any forward-looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this press release to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

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CONTACT INFORMATION:

Corporate Contact:

Investor.relations@opiant.com

Media:

Susan Forman

DGI

sforman@dgicomm.com

212-825-3210

Investors:

Glenn Garmont

Senior Vice President

Argot Partners

glenn@argotpartners.com

212-600-1902